EXHIBIT 4.2
[FORM OF FACE OF NOTE]
[INCLUDE IF A GLOBAL NOTE]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE IF A RESTRICTED SECURITY]
     THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL OWNERSHIP HEREIN, THE ACQUIRER: (I) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (II) AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF MANNKIND CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTES OR ANY BENEFICIAL OWNERSHIP HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING

MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS NOTE OTHER THAN UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION THAT RESULTS IN SUCH NOTE NO LONGER BEING “RESTRICTED SECURITIES” (AS DEFINED UNDER RULE 144). NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER AND TRANSFEREE OF A NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF A NOTE WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE THAT (A) ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) ITS PURCHASE AND HOLDING OF THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.

MANNKIND CORPORATION
5.75% Convertible Senior Note due 2015

No.	$
CUSIP No.
ISIN No.
     MannKind Corporation, a corporation duly organized and validly existing under the laws of the state of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [     ] (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on August 15, 2015, and interest thereon as set forth below.
     This Note shall bear interest at the rate of 5.75% per year from August 24, 2010, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until August 15, 2015. Interest is payable semi-annually in arrears on each February 15 and August 15 (or if any such day is not a Business Day, the immediately following Business Day), commencing February 15, 2011, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively.
     Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
     Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest on any Notes in certificated form (i) to the Person entitled thereto having an aggregate principal amount of $2,000,000 or less, by check mailed to such Person at the address set forth in the Note Register and (ii) to the Person entitled thereto having an aggregate principal amount of more than $2,000,000, either by check mailed to such Person or, upon application by such

Person to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application and wire transfer instructions shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock (together with cash in lieu of fractional shares) on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MANNKIND CORPORATION
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
MANNKIND CORPORATION
5.75% Convertible Senior Note due 2015
     This Note is one of a duly authorized issue of the Notes of the Company, designated as its 5.75% Convertible Senior Notes due 2015 (herein called the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of August 24, 2010 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed or to satisfy its obligation to convert the Notes.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holders of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
     The Notes are not subject to redemption through the operation of any sinking fund.
     The Company may redeem the Notes in whole or in part for cash, subject to certain conditions described in the Indenture, at any time prior to the Maturity Date. The Redemption Price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date plus the Make-Whole Payment, as defined in the Indenture.
     Upon the occurrence of a Fundamental Change, the Company will offer to purchase any and all of the Notes. The Holder has the right, at such Holder’s option, to accept such offer and require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into shares of Common Stock (together with cash in lieu of fractional shares) at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

2

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.

3

SCHEDULE A
MANNKIND CORPORATION
5.75% Convertible Senior Notes due 2015
     The initial principal amount of this Global Note is $100,000,000. The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
			this Global Note	authorized
	Amount of decrease	Amount of increase	following such	signatory of
	in Principal Amount	in Principal Amount	decrease or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian

4

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
5.75% Convertible Senior Note due 2015
To: MannKind Corporation
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, and the Company, at its election, may deliver shares of Common Stock (together with cash in lieu of fractional shares) in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if
shares of Common Stock are to be issued, or
Notes to be delivered, other than
to and in the name of the registered Holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
5.75% Convertible Senior Note due 2015
To: MannKind Company
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from MannKind Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company, offering to purchase the Notes and specifying the Fundamental Change Purchase Date. The undersigned registered owner of this Note hereby accepts the Company’s offer to purchase the Notes and instructs the Company to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.
     In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                                              hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐ To MannKind Corporation or a subsidiary thereof; or
☐ Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or
☐ Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered Holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.